UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
November 27, 2023
Date of Report (date of earliest event reported)

Fox Factory Holding Corp.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-36040	26-1647258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2055 Sugarloaf Circle, Suite 300
Duluth, GA 30097
(Address of Principal Executive Offices) (Zip Code)
(831) 274-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	FOXF	The NASDAQ Stock Market LLC
(NASDAQ Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
In connection with the previously announced closing of the acquisition of Marucci Sports, LLC (“Marucci”) on November 14, 2023 (the “Marucci Acquisition”), members of management of Fox Factory Holding Corp. (the “Company”) expect to begin making presentations using slides containing the information attached to this Current Report on Form 8-K as Exhibit 99.1 (the “Marucci Acquisition Presentation”). In addition, members of management of the Company expect to begin making presentations using slides containing the information attached to this Current Report on Form 8-K as Exhibit 99.2 (the “Q3 Investor Presentation,” and together with the Marucci Acquisition Presentation, the “Management Presentations”). The Company expects to use the Management Presentations, in whole or in part, in connection with presentations to investors, analysts and others. A copy of each of the Marucci Acquisition Presentation and the Q3 Investor Presentation will be available on the “Events and Presentations” section of the Company’s website at https://investor.ridefox.com/investor-relations/default.aspx.
The information contained in each of the Management Presentations is summary information that is intended to be considered in the context of the Company’s Securities and Exchange Commission (“SEC”) filings and other public announcements that the Company may make, by press release or otherwise, from time to time. Each of the Management Presentations speaks only as of the date of this Current Report on Form 8-K. Except as required by law, the Company undertakes no duty or obligation to publicly update or revise the information contained in the Management Presentations, although it may do so from time to time. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.
This Current Report on Form 8-K and Exhibit 99.1 and Exhibit 99.2 attached hereto contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the expectations related to the Marucci Acquisition. Words such as “believes”, “expects”, “anticipates”, “intends”, “projects”, “assuming”, and “future” or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, including, but not limited to, the risk that the anticipated benefits of the Marucci Acquisition may not be realized fully or may take longer to realize than expected and the Company may incur additional and unforeseen expenses in connection with the integration of Marucci. Certain other factors are enumerated in the risk factor discussion in the Form 10-K filed by the Company with the SEC for the year ended December 30, 2022, the Form 10-Q filed by the Company with the SEC for the quarter ended September 29, 2023 and other filings with the SEC. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
The information contained in this Item 7.01 (including the Marucci Acquisition Presentation furnished as Exhibit 99.1 attached hereto and the Q3 Investor Presentation furnished as Exhibit 99.2 attached hereto) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are furnished herewith:

Exhibit Number	Description
99.1	Marucci Presentation - November 2023
99.2	Investor Presentation - November 2023
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fox Factory Holding Corp.
Date:	November 28, 2023	By:	/s/ Michael C. Dennison

Michael C. Dennison
Chief Executive Officer